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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 18, 1996
                                                 ------------------------------


                         ASIA MEDIA COMMUNICATIONS, LTD.
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               (Exact Name of Registrant as Specified in Charter)


          Nevada                     0-23462                  88-0207089
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    (State or Other                (Commission              (IRS Employer
    Jurisdiction of                 File No.)            Identification No.)
    Incorporation)


          Rue-Fritz-Courvoisier 40, 2300 La Chaux-de-Fonds, Switzerland
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                    (Address of Principal Executive Offices)


Registrant's telephone number, including area code 011-4139-7656
                                                   ----------------------------


                                      None
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          (Former Name or Former Address, if Changed Since Last Report)















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Item 1.  Changes in Control of Registrant.
         ---------------------------------

         Prior to the merger with Kremlyovskaya Group, Inc., a Delaware corporation ("KGI"), as described in Item 2 below, and prior to the cancellation of shares described in Item 5 below, the Registrant's Chairman, Ian Rice, owned beneficially in excess of 51% of the Registrant's total issued and outstanding shares of common stock and therefore he controlled the Registrant. In connection with such merger, the Registrant issued an aggregate of 89,125,000 shares of its common stock to the former shareholders of KGI, none of which owns 10% or more of the Registrant's total issued and outstanding shares of common stock. As a result of such issuance and the cancellation of shares described in Item 5, Mr. Rice's percentage ownership of the registrant was reduced to approximately 2% of the total issued and outstanding shares of common stock. Therefore, he no longer controls the Registrant although he remains its Chairman.


Item 2. Acquisition or Disposition of Assets.
        -------------------------------------

         On March 18, 1996 (the "Effective Date"), the Registrant, completed a merger (the "Merger") with Kremlyovskaya Group, Inc., a privately held Delaware corporation ("KGI"). Pursuant to the terms and provisions of an Agreement and Plan of Merger, dated the Effective Date (the "Merger Agreement"), by and among the Registrant, AMC Merger Co., Inc., a Nevada corporation and a wholly owned subsidiary of the Registrant ("MergerCo"), KGI and Riccardo Fanchini and Robert Gaspar, two principal shareholders of KGI, on the Effective Date, MergerCo was merged with and into KGI, with KGI being the surviving entity. In connection therewith, the shares of MergerCo's common stock outstanding immediately prior to the Merger were converted into shares of KGI's common stock and each of the 15,500 shares of KGI common stock outstanding immediately prior to the Merger was converted into the right to receive 5,750 shares (89,125,000 in the aggregate) of the Registrant's common stock.

         KGI, through its wholly owned subsidiary, Kremlyovskaya Group NV, a Belgium corporation, is engaged in the distribution of Kremlyovskaya vodka, a proprietary brand of premium vodka manufactured by others pursuant to KGNV's formula and specifications. The primary market for such vodka during 1995 was Russia, where the Kremlyovskaya brand was the number one imported vodka in quantity. KGNV also distributes, primarily in Russia, luxury consumer goods such as chocolates, fine cigars and liquors, and general merchandise such as cigarettes, beer and wine.

         In connection with the Merger, Melissa Rice and Charles Buhlmann resigned as directors of the Registrant and Robert Bruloot, Kurt Schlapfer, Valentin Kassatkine and Anthony Cataldo were appointed to the Registrant's board of directors and Mr. Cataldo was appointed as the Registrant's Chief Executive Officer.


Item 5.  Other Events.
         -------------

         On January 31, 1994, Registrant issued 3,800,000 shares of its common stock in connection with the acquisition of a video library. Such library has not proved commercially exploitable and the Registrant has been negotiating a rescission of such acquisition with the recipients of the shares issued in
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connection therewith.  Two of the recipients, Marlow Properties Inc., a corporation owned by the Registrant's Chairman, Ian Rice, and Melissa Rice, Mr. Rice's daughter, have agreed to the cancellation, respectively, of 3,040,000 and 152,000 shares of the Registrant's common stock. Registrant anticipates some or all of the remaining recipients will agree to the cancellation of the shares issued to such parties in connection with the acquisition of the video library, but there can be no assurances that any such agreements will be obtained.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

         (a) Financial Statements.
             ---------------------

         It is impracticable to provide the required financial statements concurrently with the filing of this report. The Registrant expects to file the required financial statements as soon as practicable, but in no event later than sixty (60) days after the due date of this Current Report on Form 8-K.

         (b) Pro-Forma Financial Information.
             --------------------------------

         It is impracticable to provide the required pro-forma financial information concurrently with the filing of this report. The Registrant expects to file the required pro-forma financial information as soon as practicable, but in no event later than sixty
         (60) days after the due date of this Current Report on form 8-K.

         (c) Exhibits.
             ---------

         (c)(1) - Agreement and Plan of Merger, dated March 18, 1996, by and among Asia Media Communications, Ltd., AMC Merger Co., Inc., Kremlyovskaya Group, Inc., Riccardo Fanchini and Richard Gaspar (omitting all schedules and exhibits except for Schedules 2.3, 2.5, 2.8 and 2.10).*

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*   The Registrant shall furnish all omitted schedules and exhibits to the
    Agreement and Plan of Merger, dated March 18, 1996, by and among Asia Media Communications, Ltd., AMC Merger Co., Inc., Kremlyovskaya Group, Inc., Riccardo Fanchini and Robert Gaspar, upon the request of the Securities and Exchange Commission.











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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ASIA MEDIA COMMUNICATIONS, LTD.

                                      By: /s/ Ian Rice
                                          -------------------------------------
                                          Chairman

Date:  April 2, 1996